EXHIBIT 10.1.4

                          FIFTH AMENDMENT TO
                        THE COCA-COLA COMPANY
                    KEY EXECUTIVE RETIREMENT PLAN
                AS AMENDED AND RESTATED MARCH 11, 1991
                      EFFECTIVE JANUARY 1, 1990

        WHEREAS, pursuant to Section 7.5 of The Coca-Cola Company Key Executive Retirement Plan, as amended and restated effective January 1, 1990 by indenture dated March 11, 1991, which was last amended by the Fourth Amendment (the "Plan"), the Corporate Retirement Plan Administrative Committee (the "Committee") has the authority to amend the Plan; and

	WHEREAS, the Committee has approved an amendment to the Plan to incorporate certain changes the Committee deems appropriate in connection with the Special Retirement Program to be announced by The Coca-Cola Company (the "Company") on January 26, 2000 as part of the Company's Strategic Organizational Alignment; and

	WHEREAS, the Committee intends that the total benefit payable under this Plan and the Employee Retirement Plan not be increased as a result of the Special Retirement Program;

	NOW, THEREFORE, the Plan is amended, effective January 25, 2000, in the following respects:

                1. Section 2.1(a) of the Plan shall be amended to read as follows:

                        (a) "BENEFIT SERVICE" has the same meaning in this Plan as is found in the Qualified Pension Plan except that any additional service credit granted for purposes of the "Special Retirement Benefit" as defined in Section 5.8(d) of the Qualified Pension Plan shall be disregarded under this Plan.

		2.	The third sentence of Section 2.1(1) of the Plan
        shall be amended to read as follows:

                        Pay will exclude interest accrued on long-term
                incentives and any cash payment made by the Company under the Special Retirement Program announced by the Company on January 26, 2000 as part of the Company's Strategic Organizational Alignment.

                3. Section 2.1(p) of the Plan shall be amended to read as follows:

                        (p) "VESTING SERVICE" has the same meaning in this Plan as is found in the Qualified Pension Plan except that any additional service


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                credit granted for purposes of the "Special Retirement Benefit"
                as defined in Section 5.8(d) of the Qualified Pension Plan shall be disregarded under this Plan.

                4. Section 4.1(b)(2) of the Plan shall be amended to read as follows:

                        (2) the monthly normal retirement benefit payable as a life annuity he would have been entitled to receive at his Normal Retirement Age (or later retirement) under the Qualified Pension Plan (as determined without regard to any additional age or service granted for purposes of the "Special Retirement Benefit" as defined in Section 5.8(d) of the Qualified Pension Plan), but for the provisions of
                Section 415 and Section 401(a)(17) of the Code;

		5.	The first sentence of Section 4.1(c) of the Plan
        shall be amended to read as follows:

                Monthly normal retirement benefit payments in the form of a life annuity shall commence at the same time as the normal retirement benefit payable from the Qualified Pension Plan, as determined without regard to any additional age or service credit granted for purposes of the "Special Retirement Benefit" as defined in Section 5.8(d) of the Qualified Pension Plan.

		6.	The second sentence of Section 4.2(b) of the Plan
        shall be amended to read as follows:

                Such amount shall be reduced, using the same reduction factors as are in use under the Qualified Pension Plan (but determined without regard to any additional age granted for purposes of the "Special Retirement Benefit" as defined in
                Section 5.8(d) of the Qualified Pension Plan), for each month by which the Participant's first payment under this Plan precedes age 62.

		7.	The first sentence of Section 4.2(c) of the Plan
        shall be amended to read as follows:

                Monthly early retirement benefit payments in the form of a life annuity shall commence at the same time as the early retirement benefit payable from the Employer's Qualified Pension Plan (as determined without regard to any additional age or service credit granted for purposes of the "Special Retirement Benefit" as defined in Section 5.8(d) of the Qualified Pension Plan), except for Participants not eligible for early retirement under the

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                Qualified Pension Plan, in which case early retirement
                benefit payments shall commence on the first of the month following retirement.


        IN WITNESS WHEREOF, the undersigned duly authorized representative of the Committee has executed this Fifth Amendment to the Plan as of the 25th day of January, 2000. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fifth Amendment.

                                                CORPORATE RETIREMENT PLAN
                                                ADMINISTRATIVE COMMITTEE


                                                By: /s/ Peggy F. Horn
                                                Chairman

ATTEST:						Date: 1/25/2000


/s/ Barbara S. Gilbreath
Secretary

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